LEASE

This Lease made and entered into in Oakland County, Michigan, this 1st day of May, 2012, by and between J.M. Land Co., a Michigan corporation, hereinafter referred to as "Lessor," and Ecology Coatings, Incorporated, a Nevada corporation, hereinafter referred to as "Lessee."

WITNESSETH:

In consideration of the rents hereinafter reserved, and further in consideration of the mutual covenants, conditions, agreements and stipulations of Lessor and Lessee hereinafter expressed, the parties hereby agree as follows:

1. PREMISES:  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor office space in Lessor’s building located at 24663 Mound Road, Macomb County, Warren, Michigan hereinafter referred to as "Leased Premises".

2. TERM:  The term of this Lease and Lessee's obligation to pay rent hereunder shall be for a term of twelve months and shall commence on the 1st day of May, 2012, and extend through the 30th day of April, 2013.

3. RENT: As rent, Lessee agrees to pay Lessor $1,000 per month and reimburse Lessor its monthly gas and electric utility costs actually incurred at Lessor’s building located at 24663 Mound Road, Warren, Michigan.

4. USE OF LEASED PREMISES:  Leased Premises shall be used and occupied by Lessee for office space only, and not for any other purpose.

5. USE AND CARE OF LEASED PREMISES:  Lessee shall use and occupy the Leased Premises for the above stated purpose in a careful and proper manner and not commit any waster or nuisance thereon.  Lessee agrees that it will use the Leased Premises in such a manner as not to interfere with or infringe upon the rights of the adjacent tenants.  Lessee shall not use or occupy the Leased Premises in violation of any law, ordinance, regulation or other governmental directives having jurisdiction thereof, and shall, upon five (5) days written notice from Lessor, discontinue any use of the Leased Premises which is declared by any governmental authority having jurisdiction to be in violation of any law, ordinance, zoning, regulation, or directive.

6. REPAIRS AND MAINTENANCE:  Lessor shall be responsible for the maintenance, repair and replacement, if necessary, of the roof, exterior walls, foundation, and all structural systems on the Leased Premises.  Further, all fixtures, appliances and systems serving the Premises shall be in a good and working order at the commencement of this Lease.  As to any other maintenance, repairs or replacements other than those mentioned in the preceding sentence which are necessary during the term of this Lease, the parties agree that Lessee shall be responsible for same. Lessor shall not be required to make any repairs where the same were made necessary by any act or omission or negligence of the Lessee, any subtenant(s) of the Lessee, or their respective employees, agents, invitees, licensees, visitors or contractors

7. MODIFICATIONS AND ALTERATIONS:  Lessee covenants and agrees not to make or permit to be made any alterations, improvements, additions, or attach or affix, or build to the Leased Premises or any party thereof or paint or hang wallpaper except by and with the prior written consent of Lessor.

8. ASSIGNMENT OR SUBLETTING:  Lessee shall make no assignment or subletting of the Leased Premises without the prior written consent of the Lessor.  Consent shall not release Lessee from liability hereunder for payment of rental or performance or observance of any of the terms and conditions of the Lease.

9. TENANT'S PROPERTY:  Lessor shall not be liable for any damage by theft or otherwise to property of the Lessee or of others located on the Leased Premises.  Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, flooding, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Premises, or from the pipes, appliances, or plumbing works, or from the roof, street or subsurface or from any other place by dampness or by any other cause of whatsoever nature, the parties agreeing that said damages are generally covered under a policy of renter's insurance such as that will be obtained by Lessee herein.  Lessor shall not be liable for any such damage caused by other tenants or persons in the Premises.

10. DESTRUCTION:  In the event the Leased Premises shall be damaged or destroyed by fire or other casualty during the term of the Lease, Lessor shall restore or repair said Premises as soon as practicable.  During the period in which the Leased Premises are rendered unusable in whole or in part the rental otherwise payable hereunder shall abate in whole or in part proportionately with the space which was rendered unusable by such destruction or casualty, unless the cause of such destruction was the fault of Lessee, its agents, employees, licensees or invitees in which case there shall be such abatement in rent.  In any event, this Lease shall remain in full force and effect.

11. FIXTURES:  The parties hereto mutually agree that all fixtures installed in the Leased Premises by the Lessee shall become property of the Lessor at the expiration or termination of this Lease or any renewal or extension thereof unless fixtures can be removed without injury to or undue defacement of Leased Premises, removal of which is only permitted provided that all rents and charges herein are paid in full.

12. SURRENDER OF PREMISES & HOLDING OVER:  At the expiration of any tenancy created herein, Lessee shall surrender the Leased Premises in as good a condition as at time of initial possession excepting normal wear and tear.  Lessor shall have the right, at Lessor’s discretion, upon expiration of this Lease and upon vacating by Lessee, to require Lessee to restore the Leased Premises to their original condition at the time of Lessee’s possession, normal wear and tear excepted. Lessee shall surrender all keys for the Leased Premises to the Lessor and shall inform Lessor of all combinations on locks, safes, and vaults, if any, in the Leased Premises. Lessee’s obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Lessee shall default in so surrendering the Premises, Lessee’s occupancy subsequent to such expiration, whether or not with the consent or acquiescence of the Lessor, shall be considered to be that of a tenancy at will and in no event from month to month of from year to year, and it shall be subject to al the terms and conditions of this Lease applicable thereto.  Either party may terminate an at-will tenancy with 30 days notice.

13. BREACH:  If Lessee shall fail to keep and perform any of the covenants, agreement, or conditions of this Lease, or if Lessee commits waste or damages to the Premises or abandons or vacates Premises during the term hereof, or shall make assignment in creditors, sell Lessee's interest, voluntarily or involuntarily, or upon commission of an act of bankruptcy, or commencement of proceedings under bankruptcy statutes, or devolve into receivership or trusteeship, Lessor may at any time thereafter while such conditions exist, give fifteen (15) days written notice to Lessee, of its intention to cancel and terminate this Lease and in such default or conditions and not corrected or remedied within that period.  Lessor then may lawfully re-enter Leased Premises or any part thereof and repossess the same and expel the Lessee and those claiming under or through Lessee and remove Lessee's property forcibly, if necessary, without being deemed guilty in any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rents or of breach of covenants and upon entry as aforesaid this Lease shall terminate, and the Lessee covenants that it will indemnify the Lessor against all unavoidable loss of rent and other charges hereunder which the Lessor may incur by reason of such termination during the residue of the term of this Lease.

14. NOTICE:  Any notice required or permitted to be given hereunder by either party to this Lease may be given by personal delivery or by regular mail service unless specific provision for certified mail service is otherwise made herein.  Lessor's address for service of notice shall be: 24663 Mound Road, Warren, Michigan 48091 unless and until Lessor notifies Lessee of an address change in writing.  Lessee's address for service of notice shall be the physical location of the Leased Premises.

15. MISCELLANEOUS:  (A) No waiver by Lessor of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision.

(B) This Lease constitutes the entire agreement between the parties hereto with respect to the Leased Premises identified herein, and no prior agreement or understanding with regard to any such matter shall be effective for any purpose.  Further, Lessee agrees that it has not relied on any representations or promises by Lessor in entering into this Lease that have not been specified herein.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

(C) Lessee confirms that prior to the commencement of this Lease, it has examined the Premises and has confirmed to Lessee's own satisfaction that the Premises are in excellent condition.

(D) Lessee agrees that it will be responsible for any damage caused by escape or overflow of water which occurs through the acts or negligence of Lessee, their guests, agents, employees, licensees or invitees.

(E) No additional locks shall be placed upon any doors of the Premises unless a key is given to Lessor for use in emergencies.  If extra keys for any door are desired, they shall be obtained and paid for by the Lessee.  Upon termination of this Lease, the Lessee shall surrender all keys to the Premises to the Lessor.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease as of this 1st day of May, 2011.

By LESSOR:
J.M. LAND CO.

/s/ James Juliano
James Juliano

Its:  CEO

By LESSEE:
ECOLOGY COATINGS, INC.

/s/ Robert G. Crockett
Robert G. Crockett

Its:  CEO